                                                                  EXHIBIT 99.1

                                                                  NEWS RELEASE




Contacts:

Company                    Morgen-Walke Associates         MediaRelations
Phoenix Technologies       Investor relations              Walt & Company
Toni Goodrich              Erica Mannion                   George Millington
408.570.1000               Financial Media Relations       Arlene Lim
toni_goodrich@phoenix.com  Alicia Nieva Woodgate           408.496.0900
                           415.296.7383                    gmillington@walt.com
                                                           -------------------
                                                           alim@walt.com


                PHOENIX TECHNOLOGIES ELECTS TWO NEW MEMBERS TO
                             THE BOARD OF DIRECTORS

                      JACK KAY STEPS DOWN AS BOARD MEMBER


    SAN JOSE, CALIF., JANUARY 18, 2000 -- Phoenix Technologies Ltd. (Nasdaq:
PTEC) - a worldwide leader in system-enabling software solutions for connected computers --today announced the election of two new members to its Board of Directors and the departure of Board Member, Jack Kay. Taher Elgamal and Edmund Jensen will join the Board effective January 17, 2000. Jack Kay, who previously served as President and CEO resigned from the Board to pursue personal interests. Kay will continue to serve as special advisor to the Board of Directors.

    "I am very excited about the addition of Taher and Edmund to our Board," said Al Sisto, Chief Executive Officer. "These two gentleman bring with them invaluable experience and a broad area of knowledge from which Phoenix can benefit."

    Dr. Elgamal, who currently serves as President of Kroll-O'Gara Information Security Group, is a recognized leader in the information security industry. Prior to his current position he founded Securify, Inc. and held the position of Chief Scientist of Netscape Communications Corp where he pioneered
Internet security technologies. He developed a number of Internet payment schemes and participated in the 'SET' credit card payment protocol.
Dr. Elgamal was a pioneer of original public key cryptography and digital signature technology by inventing the Elgamal cryptography technology, which was adopted by the NIST in the DSS digital signature standard. He was director of Engineering at RSA Data Security, Inc. from where he produced the RSA cryptographic toolkits, the industry standards for developers of security-enabled applications and systems.

    Edmund P. Jensen has had a long career with direct management experience in a wide range of industries and businesses. In January 1999, he completed a successful five years as President and CEO of Visa International where he influenced impressive growth while managing the company to adapt to change and opportunities created by the revolutionary advances in communication and computing technologies. Prior to this, he was Vice Chairman and Chief Operating Officer of US Bancorp. During his 20 years at US Bancorp, he was responsible for a range of banking and financial services, including; consumer banking, business lending and leasing, information services and technology, strategic planning, trust and investments, mortgage banking, financial management, strategic planning, mergers and acquisitions, corporate development and new start ups.

ABOUT PHOENIX
Phoenix products and services play a critical role linking computing and communications technologies for OEMs and Internet service and content providers, benefiting the information consumer. The company's system enabling software is designed into more than 70 million PCs sold annually and in millions of other devices. Phoenix's Internet division provides consumers with convenient, user-friendly access to valuable Internet content and services that enhance the on-line experience. Phoenix also provides information platform manufacturers with the most robust range of embedded communications solutions in the industry. Founded in 1979, Phoenix is an international company headquartered in San Jose, Calif. Information about Phoenix and its products is available at www.phoenix.com
                                         ----------------

     PHOENIX TECHNOLOGIES, PHOENIXNET, AND INTERNET LAUNCH SYSTEM ARE TRADEMARKS AND PHOENIX IS A REGISTERED TRADEMARK OF PHOENIX TECHNOLOGIES. ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.

                                     ###